Contract No.:
Vendee: Shenzhen Naiji Electrical Equipment Co., Ltd.
Vendor:
Date:

2. Delivery Scope and Contract Price:

2.1 The Vendor agrees to supply and the Vendee agrees to purchase the following equipment, and the scope of the equipment that vendor shall provide and the responsibility that the vendor performs on the supply scope of relevant equipment is only limited the supply scope listed in this contract.

Name of Goods	Type	Quantity	Total Price

2.2 The above prices are only valid when payment is received by the vendor before or within the term determined according to article 4 of this contract.

3. Delivery conditions and terms

3.1 The delivery conditions and terms are subject to INCOTERMS 2000 (International Commercial Terms 2000).

3.2 Delivery date: Shipping on _____________ after performing article 4.3.

3.3 Shipping port: ________________

3.4 Destination port: ________________

3.5 The loading, unloading fees at _________ port and local transportation charges are on vendee’s cost.

3.6 Partial shipment allowed, transshipment allowed.

4. Contract coming into effect:

4.1 This contract was executed in Shenzhen on ___________ by duly authorized representatives of both parties hereto. The contract will come into effect once it is signed by both parties.

4.2 The effective term of this contract is the period from the effective date to the expiration of the guarantee term regulated in article 7.2 of this contract and the date that the vendee has paid off all payments.

5. Other terms:

5.1 All intellectual properties contained in or related with the design documents, technical documents and drawings of this contract shall belong to seller. The purchaser shall not copy any such documents or data except directly used for this contract, and it is responsible to keep the secrecy of these documents and data. It shall not disclose or permit others to disclose the content to bring course damage or loss to the vendee.

5.2 This contract shall come into effect immediately after both parties signature. Any agreement entered before between the vendor and the vendee, any declaration, statement and undertaking relating with cargo but not discussed or regulated in this contract shall become void, and the articles of this contract shall prevail.

5.3 This contract is signed in Chinese and it is made in duplicate. Each copy shall be deemed as the original. Each party holds a copy. However, all commercial letters and documents relating with the performance of this contract can be written or served in Chinese or English.

5.4 Any amendment of this contract shall be stated in writing and become effective only with signature of both parties. In the case that either party has not obtained the signature of the other party, any party shall not transfer its rights and interests under this contract to any third party.

14.5 All notices in writing between both parties and other communications (letters, telex) shall be sent to the address listed in article 1.1 and 1.2 of this contract.

Vendee:  Shenzhen Naiji Electrical       Vendor:.

          Equipment CO., Ltd.

     Authorized signature                  Authorized signature